UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 29, 2009

MDRNA, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3830 Monte Villa Parkway, Bothell, Washington		98021
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	425-908-3600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On February 3, 2009, MDRNA, Inc. (the "Company") announced that it has received the first milestone payment, in the amount of $1 million, from Amylin Pharmaceuticals, Inc. ("Amylin") under that certain Development and License Agreement dated as of June 21, 2006 between the Company and Amylin for the development of intranasal exenatide (the "License Agreement"), which License Agreement was amended on January 29, 2009 to: (i) provide for an accelerated $1 million milestone payment to the Company, (ii) reduce the aggregate amount of milestone payments that could be due to the Company under the License Agreement from $89 million to $80 million, and (iii) establish a flat royalty rate for sales of products under the License Agreement.

A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibit

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDRNA, Inc.

February 3, 2009	By:	Bruce R. York

Name: Bruce R. York
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of MDRNA, Inc. dated February 3, 2009